Exhibit 99.1

[LIVE NATION ENTERTAINMENT, INC. LOGO]

LIVE NATION ENTERTAINMENT APPOINTS JOHN MALONE

AS INTERIM CHAIRMAN OF THE BOARD

LOS ANGELES – October 15, 2010 – Live Nation Entertainment (NYSE: LYV) announced today that its Board of Directors has named Dr. John C. Malone as Interim Chairman of the Board effective immediately. Barry Diller made his resignation official at a Board meeting yesterday afternoon, and Dr. Malone agreed to serve in an interim capacity to permit the Board adequate time to select a new Chairman.

About Live Nation Entertainment:

Live Nation Entertainment (NYSE-LYV) is the largest live entertainment company in the world, consisting of five businesses: concert promotion and venue operations, sponsorship, ticketing solutions, e-commerce and artist management.  Live Nation seeks to innovate and enhance the live entertainment experience for artists and fans: before, during and after the show. In 2009, Live Nation sold 140 million tickets, promoted 21,000 concerts, partnered with 850 sponsors and averaged 25 million unique monthly users of its e-commerce sites.  For additional information, visit www.livenation.com/investors.

CONTACT: Linda Bandov Pazin (lindabandov@livenation.com or 310-867-7000)